Exhibit 99.2

RITA MEDICAL SYSTEMS, INC.

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph M. DeVivo and Michael D. Angel, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at a Special Meeting of Stockholders (the “Special Meeting”) of RITA Medical Systems, Inc. (the “Company”) to be held at the Company’s corporate headquarters located at 46421 Landing Parkway, Fremont, California 94538, at 9:00 a.m. local time, on January 29, 2007, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Special Meeting in the manner set forth below. The Board of Directors unanimously recommends your vote FOR the matter set forth below.

(Continued, and to be marked, dated and signed, on the other side)

RITA MEDICAL SYSTEMS, INC.

RITA MEDICAL SYSTEMS, INC.

1.	ADOPT the Agreement and Plan of Merger, dated as of November 27, 2006, as amended December 7, 2006, by and among AngioDynamics, Inc., Royal I, LLC and RITA Medical Systems, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN PARAGRAPH 1 TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 27, 2006, BY AND AMONG ANGIODYNAMICS, INC., ROYAL I, LLC AND RITA MEDICAL SYSTEMS, INC. AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 2.

Receipt is hereby acknowledged of the Notice of Meeting and Joint Proxy Statement/Prospectus dated December 22, 2006.

Dated:                                     , 2007

Signature of Stockholder(s)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return this proxy in the envelope provided.